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                                                                      EXHIBIT 11

                                 INTERCEL, INC.
                         EARNINGS PER SHARE CALCULATION


PRIMARY & FULLY DILUTED EARNINGS PER SHARE:

                                          THREE MONTHS ENDED        THREE MONTHS ENDED
                                          SEPTEMBER 30, 1996        SEPTEMBER 30, 1995
                                        -----------------------   -----------------------
                                               ( IN 000'S, EXCEPT PER SHARE DATA)

Net (Loss) Income                          $        60                  $       788

Weighted average shares outstanding         26,808,898                    9,956,099
Common stock equivalents outstanding (a)       656,711                      438,196
                                           -----------                  -----------
                                            27,465,609                   10,394,295
                                           -----------                  -----------

Earnings per share                         $      .002                  $      0.08
                                           ===========                  ===========


                                            NINE MONTHS ENDED        NINE MONTHS ENDED
                                            SEPTEMBER 30, 1996       SEPTEMBER 30, 1995
                                          -----------------------  ----------------------
                                               ( IN 000'S, EXCEPT PER SHARE DATA)

Net (Loss) Income                         $       (860)                       2,361

Weighted average shares outstanding         24,513,489                    9,922,880
Common stock equivalents outstanding (a)           (b)                      362,131
                                          ------------                   ----------
                                            24,513,489                   10,285,011
                                          ------------                   ----------

Earnings per share                        $      (0.04)                        0.23
                                          ============                   ==========


(a) Common stock equivalents outstanding includes the dilutive effect of all outstanding options and warrants calculated using the average stock price for each period under the treasury stock method

(b) Excludes 989,544 common stock equivalents (as calculated under the treasury stock method) for the nine months ended September 30, 1996 as inclusion of such equivalents would have an anti-dilutive effect on earnings per share for that period.